UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 2, 2016
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)    Stage Stores, Inc. (“our” and “registrant”) held our Annual Meeting of Shareholders on June 2, 2016 (“Annual Meeting”).

(b)    At the Annual Meeting, our shareholders voted on four matters, with the results of the voting as follows:

•	Item 1. To elect nine directors to our Board of Directors:

Nominee	For	Against	Abstentions	Broker Non-Votes
Alan J. Barocas	20,636,905	914,584	27,759	4,245,783
Elaine D. Crowley	20,893,069	658,322	27,857	4,245,783
Diane M. Ellis	21,162,706	388,233	28,309	4,245,783
Michael L. Glazer	21,143,671	407,183	28,394	4,245,783
Earl J. Hesterberg	20,913,882	637,199	28,167	4,245,783
Lisa R. Kranc	20,567,437	984,520	27,291	4,245,783
William J. Montgoris	21,081,465	468,033	29,750	4,245,783
C. Clayton Reasor	20,919,986	632,051	27,211	4,245,783
Ralph P. Scozzafava	20,632,578	791,353	155,317	4,245,783

•Item 2. To approve the an amendment to our bylaws to implement a majority voting standard in uncontested director elections:

For	Against	Abstentions	Broker Non-Votes
20,857,916	693,590	27,642	4,245,883

•	Item 3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2016 proxy statement:

For	Against	Abstentions	Broker Non-Votes
19,369,330	1,979,408	230,510	4,245,783

•	Item 4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016:

For	Against	Abstentions	Broker Non-Votes
25,482,358	296,808	45,865	N/A

No other matters were submitted to a vote of our shareholders at the Annual Meeting.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
3    Amended and Restated Bylaws of Stage Stores, Inc. dated June 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: June 7, 2016	/s/ Oded Shein
Oded Shein
Executive Vice President,
Chief Financial Officer and Treasurer